Exhibit 11

May 6, 2013

Hertz Global Holdings, Inc.

225 Brae Boulevard

Park Ridge, NJ 07656

Attn: J. Jeffrey Zimmerman, Esq.

Ladies and Gentlemen:

Reference is hereby made to (i) the Amended and Restated Stockholders Agreement, dated November 20, 2006, (the “Stockholders Agreement”), among Hertz Global Holdings, Inc. (the “Company”) and the stockholders of the Company listed on the signature pages thereto (the “Stockholders”) and (ii) the Registration Rights Agreement, dated as of December 21, 2005, as amended by Amendment No.1 thereto, dated as of November 20, 2006 (as so amended, the “Registration Rights Agreement”) among the Company and the Stockholders. Capitalized terms used herein but not defined herein shall have their respective meanings set forth in the Stockholders Agreement.

This letter (which may be delivered to you in one or more counterparts, including by facsimile) confirms on behalf of the Stockholders that, from and after the date of the closing of the underwritten sale of shares of the Company to be effected by the Stockholders (the “Exit Transaction”) pursuant to the Underwriting Agreement, dated as of May 6, 2013, among the selling stockholders named in the signature pages thereto, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as underwriters and the Company, the respective rights and obligations of the Stockholders and the Company under each of the Stockholders Agreement and the Registration Rights Agreement shall terminate and be of no further effect, other than Section 5 of the Registration Rights Agreement. For the avoidance of doubt, if the Exit Transaction does not close or is terminated in accordance with the provisions of the Underwriting Agreement referenced above, the provisions of the Stockholders Agreement and the Registration Rights Agreement as in effect on the date hereof shall remain in full force and effect.

[Remainder of Page Left Intentionally Blank]

Very truly yours,

CLAYTON, DUBILIER & RICE FUND VII, L.P.
By:	CD&R Associates VII, LTD., its general partner

By:	/s/ Theresa A. Gore
Name:	Theresa A. Gore
Title:	Vice President, Treasurer and Assistant Secretary

CDR CCMG Co-INVESTOR L.P.
By:	CDR CCMG Co-Investor GP Limited, its general partner

By:	/s/ Theresa A. Gore
Name:	Theresa A. Gore
Title:	Director

CD&R PARALLEL FUND VII, L.P.
By:	CD&R Parallel Fund Associates VII, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name:	Theresa A. Gore
Title:	Vice President, Treasurer and Assistant Secretary

[Signature Page to Termination of Stockholders Agreement and Registration Rights Agreement]

CARLYLE PARTNERS IV, L.P.
By:	TC Group IV, L.P., as its General Partner

By:	/s/ Jeremy W. Anderson
Name:	Jeremy W. Anderson
Title:	Authorized Person

CP IV COINVESTMENT, L.P.
By:	TC Group IV, L.P., as its General Partner

By:	/s/ Jeremy W. Anderson
Name:	Jeremy W. Anderson
Title:	Authorized Person

[Signature Page to Termination of Stockholders Agreement and Registration Rights Agreement]

CEP II U.S. INVESTMENTS, L.P.
By:	CEP II Managing GP, L.P., as its General Partner
	By:	CEP II Managing GP Holdings, Ltd.,as its General Partner

By:	/s/ Jeremy W. Anderson
Name:	Jeremy W. Anderson
Title:	Authorized Person

CEP II Participations S.à r.l. SICAR

By:	/s/ Jeremy W. Anderson
Name:	Jeremy W. Anderson
Title:	Authorized Person

[Signature Page to Termination of Stockholders Agreement and Registration Rights Agreement]

CMC-Hertz Partners, L.P.
By:	CMC-Hertz General Partner, L.L.C., as its General Partner

By:	/s/ Jeremy W. Anderson
Name:	Jeremy W. Anderson
Title:	Authorized Person

[Signature Page to Termination of Stockholders Agreement and Registration Rights Agreement]

ML Global Private Equity Fund, L.P.
By:	MLGPE LTD, its general partner

By:	/s/ Joseph S. Valenti
Name:	Joseph S. Valenti
Title:	Vice President

Merrill Lynch Ventures L.P. 2001
By:	Merrill Lynch Ventures, LLC, its general partner

By:	/s/ Brian C. Barrett
Name:	Brian C. Barrett
Title:	Vice President

ML Hertz Co-Investor, L.P.
By:	ML Hertz Co-Investor GP, L.L.C., its general partner
By:	ML Global Private Equity Fund, L.P., as sole member
	By:	MLGPE LTD, its general partner

By:	/s/ Joseph S. Valenti
Name:	Joseph S. Valenti
Title:	Vice President

[Signature Page to Termination of Stockholders Agreement and Registration Rights Agreement]

AGREED TO AND ACKNOWLEDGED
BY:

Hertz Global Holdings, Inc.

By:	/s/ Elyse Douglas
Name:	Elyse Douglas
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Termination of Stockholders Agreement and Registration Rights Agreement]